Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement of our report dated February 26, 2024, except for Note 11, as to which date is February 14, 2025, relating to the consolidated financial statements and financial statement schedule of SiTime Corporation (the Company) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ BDO USA, P.C.

San Jose, California
February 11, 2026